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                                 EXHIBIT 21
                      LIST OF MATERIAL BEC SUBSIDIARIES

               Name                                                       State of
                                                                        incorporation

1. Bolle Inc.                                                               Delaware
2. Bolle America, Inc.                                                      Delaware
3. Optical Radiation Corporation                                            Delaware
4. Optical Radiation Foreign Sales Corp.                                    U.S. Virgin Islands
5. ORC Caribe                                                               California
6. ORC Management Corporation                                               Delaware